Exhibit 10.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 9, 2025 (the “Effective Date”), is made and entered into by and among Evernorth Holdings Inc., a Nevada corporation (“Pubco”), Armada Acquisition Corp. II, a Delaware corporation (the “SPAC”), Arrington XRP Capital Fund, LP, a Delaware limited partnership (the “Sponsor”), Cohen and Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), and Northland Securities, Inc. (“Northland”, and together with the SPAC, the Sponsor and CCM, the “Holders” and each, a “Holder”). Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Business Combination Agreement entered into by and among the SPAC, Pubco, Evernorth Corporate Merger Sub Inc., Pathfinder Digital Assets LLC, Evernorth Company Merger Sub LLC and Ripple Labs Inc., a Delaware corporation, on or about the date hereof (as may be amended from time to time, the “Business Combination Agreement”).

WHEREAS, the SPAC, Armada Sponsor II, LLC, a Delaware limited liability company (the “Original Sponsor”), Northland and CCM entered into the Registration Rights Agreement dated May 20, 2025 (as amended, the “Prior Agreement”).

WHEREAS, on August 12, 2025, the SPAC entered into a Sponsor Securities Purchase Agreement (the “Purchase Agreement”) with the Original Sponsor and the Sponsor, pursuant to which the Original Sponsor agreed to sell to the Sponsor, and the Sponsor agreed to purchase from the Original Sponsor, an aggregate of 7,880,000 SPAC Class B Shares, 400,000 SPAC Class A Shares, and 200,000 private placement warrants of the SPAC for an aggregate purchase price of $6,600,000 (such transaction, the “New Sponsor Purchase”).

WHEREAS, on August 28, 2025, the New Sponsor Purchase was completed pursuant to the terms of the Purchase Agreement, and the Sponsor entered into a joinder to the Prior Agreement pursuant to which the Sponsor agreed, among other things, to join as a party to the Prior Agreement.

WHEREAS, the SPAC, the Sponsor and Pubco are parties to the Business Combination Agreement pursuant to which the parties thereto undertook certain transactions described in the Business Combination Agreement and agreed to take certain other actions, including the execution and delivery of this Agreement by the undersigned parties.

WHEREAS, the written consent of the SPAC and the Holders of at least a majority in interest of the Registrable Securities (as defined in the Prior Agreement) at the time in question, including Northland and CCM, is required to amend the Prior Agreement (the “Requisite Parties”).

WHEREAS, the undersigned Holders, constituting the Requisite Parties, desire to amend and restate the Prior Agreement in it is entirety and to accept the rights set forth herein in lieu of the rights provided pursuant to the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Prior Agreement is hereby amended and restated in its entirety, as of and contingent upon the closing of the Business Combination as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” has the meaning given in Section 5.11.

“Additional Holder Common Stock” has the meaning given in Section 5.11.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of Pubco or the Board, in each case, after consultation with counsel to Pubco, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) Pubco has a bona fide business purpose for not making such information public.

“Agreement” has the meaning given in the Preamble to this Agreement.

“Board” means the board of directors of Pubco.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Closing” has the meaning given in the Business Combination Agreement.

“Closing Date” has the meaning given in the Business Combination Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the shares of common stock, par value $0.001 per share, of Pubco; provided that from and after the Closing Date, Common Stock shall refer to, collectively, the Pubco Class A Common Stock, the Pubco Class B Common Stock and the Pubco Class C Common Stock, which shall have the terms set forth in the Business Combination Agreement.

“Demanding Holder” has the meaning given in Section 2.1.4.

“DTC” means the Depository Trust Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1 Shelf” has the meaning given in Section 2.1.1.

“Form S-3 Shelf” has the meaning given in Section 2.1.1.

“Governmental Authority” means any federal, state, provincial, municipal, local, foreign or other governmental, quasi-governmental, regulatory or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitral body, commission, or other similar dispute-resolving panel or body (public or private).

“Holder” and “Holders,” with respect to any Person, has the meaning given in the Preamble to this Agreement, in each case, for so long as such Person holds any Registrable Securities.

“Holder Information” has the meaning given in Section 4.1.2.

“In-Kind Distribution” has the meaning given in Section 5.14.

“Joinder” has the meaning given in Section 5.11.

“Law” means any federal, state, local, municipal, foreign or other constitution, law, statute, act, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, ordinance, regulation, order or consent, in each case, issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lock-Up Agreement” has the meaning given in the Business Combination Agreement.

“Lock-Up Period” means the restricted period set forth in the applicable Lock-Up Agreement with respect to a Holder.

“LP Distribution” has the meaning given in Section 3.1.17.

“LP Distribution Notice” has the meaning given in Section 3.1.17.

“Maximum Number of Securities” has the meaning given in Section 2.1.5.

“Minimum Takedown Threshold” has the meaning given in Section 2.1.4.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus or any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading.

“Other Coordinated Offering” has the meaning given in Section 2.4.1.

“Permitted Transferees” means persons to whom a holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable Lock-Up Period pursuant to the Lock-Up Agreement.

“Person” an individual, corporation, company, exempted company, partnership (including a general partnership, exempted limited partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision of any government, or an agency or instrumentality of any government.

“Piggyback Registration” has the meaning given in Section 2.2.1.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by all prospectus supplements and as amended by all post-effective amendments and including all material incorporated by reference in such prospectus.

“Pubco” has the meaning given in the Preamble to this Agreement and includes Pubco’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Pubco Warrant” has the meaning given in the Business Combination Agreement.

“Registrable Security” means (i) the Common Stock issued or issuable to a Holder as of the SPAC Merger Effective Time, (ii) the Common Stock issued or issuable upon exercise of any Pubco Warrant issued to a Holder as of the SPAC Merger Effective Time, (iii) any Common Stock issued or issuable upon the exercise of any other equity security of Pubco held by a Holder as of the date of the SPAC Merger Effective Time, and (iv) any other equity security of Pubco issued or issuable with respect to any securities referenced in clause (i), (ii), (iii), or (iv) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction. Notwithstanding the foregoing, any Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged to or with the public in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by Pubco and subsequent public distribution of such securities shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities may be sold without registration pursuant to Rule 144 with no volume or manner of sale restrictions or limitations; (e) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (f) such securities have otherwise ceased to be held by a Holder or such Holder’s successors and Permitted Transferees in accordance with Section 5.2. Notwithstanding the forgoing, if at any time Pubco fails to file any required reports under Section 13 or 15(d) of the Exchange Act with the Commission such that Pubco is not in compliance with Rule 144(c)(1) or Rule 144(i)(2), as applicable, and as a result a Holder is unable to sell Pubco securities that ceased to be Registrable Securities pursuant to clause (d) of the prior sentence without restriction under Rule 144, such Pubco securities shall continue to qualify as Registrable Securities.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the documented, out-of-pocket expenses in connection with a Registration incurred by Pubco, including the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any national securities exchange on which the Common Stock or Warrants are then listed;

(B) fees and expenses in connection with compliance with securities or blue sky laws (including reasonable and documented out-of-pocket fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for Pubco;

(E) reasonable fees and disbursements of all independent registered public accountants of Pubco incurred specifically in connection with such Registration; and

(F) reasonable and documented out-of-pocket fees and expenses of one (1) legal counsel selected by the majority in interest of Registrable Securities held by each of (i) the Demanding Holders in an Underwritten Offering or Other Coordinated Offering or (ii) the Holders participating in a Piggyback Registration, as applicable.

“Registration Statement” means any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including any Shelf, and, in each case, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement and all exhibits to, and all material incorporated by reference in, such registration statement.

“Requesting Holders” has the meaning given in Section 2.1.5.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule to Rule 144 that may be promulgated by the Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Shelf” means the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule to Rule 415 that may be promulgated by the Commission.

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” has the meaning given in the Recitals to this Agreement.

“SPAC Merger Effective Time” has the meaning given in the Business Combination Agreement.

“Subsequent Shelf Registration” has the meaning given in Section 2.1.2.

“Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, loan, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of Pubco are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” has the meaning given in Section 2.1.4.

“Warrants” means the Pubco Warrants (as defined in the Business Combination Agreement).

“Withdrawal Notice” has the meaning given in Section 2.1.6.

“Yearly Limit” has the meaning given in Section 2.1.4.

ARTICLE II

REGISTRATIONS AND OFFERINGS

2.1 Shelf Registration.

2.1.1 Filing. Pubco shall, subject to Section 3.4, submit or file with the Commission (at Pubco’s sole cost and expense) within 30 days of the Closing Date a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or, if Pubco is eligible to use a Registration Statement on Form S-3, a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such submission or filing) requested to be included therein on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as reasonably practicable after such filing, but no later than the earlier of (a) the 150th calendar day following the filing date (the “Initial Shelf Effectiveness Deadline”) if the Commission notifies Pubco that it will “review” the Registration Statement and (b) the tenth business day after the date Pubco is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review provided, further, that (i) if the Initial Shelf Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Initial Shelf Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (ii) if the Commission is closed for operations due to a government shutdown, the Initial Shelf Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed. Such Shelf shall provide for the resale of the Registrable Securities included in the Shelf pursuant to any method or combination of methods legally available to, and requested by, any Holder named in the Shelf. Notwithstanding the foregoing, Pubco’s obligations to include the Registrable Securities held by a Holder in such Shelf are contingent upon such Holder furnishing in writing to Pubco such information regarding the Holder, the securities of Pubco held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Pubco to effect the registration of the Registrable Securities at least five (5) Business Days in advance of any filing. Subject to Sections 2.1.3 and 3.4, Pubco shall maintain a Shelf in accordance with the terms of this Agreement, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named in such Shelf to sell their Registrable Securities included in such Shelf and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included thereon. If requested by a Holder, in the event Pubco files a Form S-1 Shelf, Pubco shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as reasonably practicable after Pubco is eligible to use Form S-3; provided, however, that Pubco shall not be obligated to effect any such Registration if the Holders of Registrable Securities, together with the Holders of any other equity securities of Pubco entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public expected by such Holders to be less than $10,000,000.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, Pubco shall, subject to Section 3.4, use its commercially reasonable efforts to, as promptly as reasonably practicable, cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities under such Shelf (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named in such Subsequent Shelf Registration. Notwithstanding the foregoing, Pubco’s obligations to include the Registrable Securities held by a Holder in such Subsequent Shelf Registration are contingent upon such Holder furnishing in writing to Pubco such information regarding the Holder, the securities of Pubco held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by Pubco to effect the registration of the Registrable Securities at least three (3) Business Days in advance of any filing. If a Subsequent Shelf Registration is filed, Pubco shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing of the Subsequent Shelf Registration (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if Pubco is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Holders named in such Subsequent Shelf Registration to sell their Registrable Securities included in such Subsequent Shelf Registration and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that Pubco is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

2.1.3 New Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, Pubco shall, upon the written request of one or more Holders holding, individually or collectively, at least 10% of the Registrable Securities, promptly use its commercially reasonable efforts to (a) cause the resale of such Registrable Securities to be covered by either, at Pubco’s option, any then-available Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration filed promptly after receipt of such request and (b) cause the same to become effective as soon as practicable after such filing, and such Shelf or Subsequent Shelf Registration shall be subject to the terms of this Agreement; provided, however, that Pubco shall only be required to cause such additional Registrable Securities to be so covered once per calendar year for the Sponsor.

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, any Holder (“Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”). Notwithstanding the foregoing, Pubco shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders in the aggregate, with a total offering price reasonably expected to exceed, in the aggregate, $30,000,000 (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by written notice to Pubco at least ten (10) days prior to the public announcement of such Underwritten Shelf Takedown, specifying the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range of such Underwritten

Shelf Takedown. Pubco shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder at least 24 hours prior to the public announcement of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such Holders (including to those set forth herein). Subject to Section 2.4.4, Pubco, shall have the right to select the Underwriters for such Underwritten Shelf Takedown (which shall consist of one or more reputable nationally recognized investment banks), subject to the prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) of the Holders of at least a majority of the Registrable Securities to be sold in such Underwritten Shelf Takedown. Each Holder may demand Underwritten Shelf Takedowns pursuant to this Section 2.1.4 not more than two times in any 12-month period (the “Yearly Limit”). Notwithstanding anything to the contrary in this Agreement, Pubco may effect any Underwritten Offering pursuant to any then-effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises Pubco, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that Pubco desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then Pubco shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata, as nearly as practicable, based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders (if any) have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities or in such other proportions as shall mutually be agreed to among the Demanding Holders and the Requesting Holders; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other equity securities of Pubco that Pubco desires to sell and that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities of Pubco held by other persons or entities that Pubco is obligated to register in a Registration pursuant to separate written contractual piggy-back registration rights that can be sold without exceeding the Maximum Number of Securities. To facilitate the allocation of Registrable Securities in accordance with the above provisions, Pubco or the Underwriters may round the number of shares allocated to any Holder to the nearest 1,000 Registrable Securities.

2.1.6 Underwritten Shelf Takedown Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority in interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notice (a “Withdrawal Notice”) to Pubco and the Underwriter or Underwriters (if any). Notwithstanding the foregoing, any Demanding Holder may elect to have Pubco continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by all such electing Holders. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4 and shall count toward the Yearly Limit, unless either (i) the Demanding Holder(s) making the withdrawal has not previously withdrawn any Underwritten Shelf Takedown or (ii) the Demanding Holder(s) making the withdrawal reimburses Pubco for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown). Following the receipt of any Withdrawal Notice, Pubco shall promptly forward such Withdrawal Notice to any other Requesting Holders. Notwithstanding anything to the contrary in this Agreement, Pubco shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If Pubco or any Holder proposes to conduct a registered offering of, or if Pubco proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of Pubco (or by Pubco and by the stockholders of Pubco including, an Underwritten Shelf Takedown pursuant to Section 2.1), Pubco shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than five days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering. Such notice shall (A) describe, to the extent known at the time of such notice, the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) Business Days after receipt of such written notice (such Registration, a “Piggyback Registration”). Subject to Section 2.2.2, Pubco shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included in such registered offering on the same terms and conditions as any similar securities of Pubco included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by Pubco. Notwithstanding the foregoing, no Piggyback Registration shall be required with respect to a Registration Statement (or any registered offering with respect to such Registration Statement) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Pubco’s existing stockholders, (iii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule to Rule 145 under the Securities Act), (iv) for an offering of securities other than or in addition to shares of Common Stock, (v) for a dividend reinvestment plan, or (vi) a Block Trade or an Other Coordinated Offering (which shall be subject to Section 2.4).

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises Pubco and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that Pubco or the Demanding Holders desire to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration has been requested pursuant to this Section 2.2 and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a) if the Registration or registered offering is undertaken for Pubco’s account, Pubco shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities that Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, as nearly as practicable, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities or in such other proportions as shall mutually be agreed to among the requesting Holders; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(b) if the Registration or registered offering is pursuant to a request by Persons other than the Holders of Registrable Securities, then Pubco shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, as nearly as practicable, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities or in such other proportions as shall mutually be agreed to among the requesting Holders; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of such Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

(c) if the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1, then Pubco shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notice to Pubco and the Underwriter or Underwriters (if any) prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. Pubco (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), Pubco shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 and shall not count toward the Yearly Limit.

2.3 Market Stand-off. In connection with any Underwritten Offering of equity securities of Pubco (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriter, each Holder that participates in such Underwritten Offering agrees that it shall not Transfer any shares of Common Stock or other equity securities of Pubco (other than those included in such offering pursuant to this Agreement), without the prior written consent of Pubco, during the 90-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the Underwriters managing the offering otherwise consent in writing. Each Holder shall only be subject to the restriction set forth in this Section 2.3 if the directors and officers of Pubco are subject to a lock-up obligation to the Underwriters managing the offering and the length of such lock-up for such Holder shall be no longer than the shortest lock-up of any such directors and officers. Additionally, Pubco shall use commercially reasonable efforts to ensure that the lock-up agreements required under this Section 2.3 shall provide that, if Pubco or the underwriters of such Underwritten Offering waive or shorten the lock-up period for any of Pubco’s officers or directors, then (i) all Holders subject to such lock-up shall receive notice of such waiver or modification no later than two (2) Business Days following such waiver or modification, and (ii) such lock-up will be similarly waived or shortened for each such Holder to the extent that the lock-up period applicable to any such director or officer becomes shorter than that applicable to such Holder. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all other Holders).

2.4 Block Trades; Other Coordinated Offerings.

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, (x) with a reasonably anticipated aggregate offering price of at least $60,000,000 or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify Pubco of the Block Trade or Other Coordinated Offering at least five (5) Business Days prior to the day such offering is to commence and Pubco shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering. Notwithstanding the foregoing, the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with Pubco and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a written withdrawal notice to Pubco, the Underwriter or Underwriters (if any) and any brokers, sale agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, Pubco shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement or Pubco.

2.4.4 Pubco shall have the right to select the Underwriters and any brokers, sale agents or placement agents (if any) for any Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment bank) subject to the Demanding Holder’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed).

2.4.5 Subject to Section 2.4.6, each Holder may demand no more than two Block Trades and Other Coordinated Offerings pursuant to this Section 2.4 in any twelve-month period. Any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4.

2.4.6 Notwithstanding anything to the contrary in this Agreement, with respect to each Holder, in no event may the number of Block Trades or Other Coordinated Offerings demanded pursuant to this Section 2.4 plus the number of Underwritten Shelf Takedowns demanded pursuant to Section 2.1.4 exceed a total of two demands for such group in any twelve-month period.

2.5 Legends. In connection with any sale or other disposition of the Registrable Securities by a Holder pursuant to Rule 144 and upon compliance by the Holder with the requirements of this Section 2.5, if requested by the Holder, Pubco shall use commercially reasonable efforts to cause the transfer agent for the Registrable Securities (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Registrable Securities and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends within one (1) trading day of any such request from the Holder; provided that Pubco and the Transfer Agent have timely received from the Holder customary representations and other documentation reasonably acceptable to Pubco and the Transfer Agent in connection therewith. Subject to receipt from the Holder by Pubco and the Transfer Agent of customary representations and other documentation reasonably acceptable to Pubco and the Transfer Agent in connection therewith, the Holder may request that Pubco remove any legend from the book entry position evidencing its Registrable Securities and Pubco will, if required by the Transfer Agent, use its commercially reasonable efforts cause an opinion of Pubco’s counsel be provided, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) have been sold pursuant to an effective registration statement or (ii) have been sold pursuant to Rule 144. If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, Pubco shall, in accordance with the provisions of this section and within one (1) trading day of any request therefor from the Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. Pubco shall be responsible for the fees of its Transfer Agent, its legal counsel and all DTC fees associated with such issuance.

ARTICLE III

PUBCO PROCEDURES

3.1 General Procedures. In connection with any Shelf or Shelf Takedown, Pubco shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution of such Shelf or Shelf Takedown (and including all manners of distribution in such Registration Statement as Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s members, securityholders or partners), and Pubco shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission, as soon as reasonably practicable, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority in interest of the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by Pubco or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment of or supplement to such Registration Statement or Prospectus, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits to such Registration Statement and documents incorporated by reference in the Registration Statement), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that Pubco shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Pubco and do all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Pubco shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by Pubco are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose, in each case promptly after it receives notice or obtains knowledge of such order or proceeding, and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least three (3) calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy of such Registration Statement or Prospectus to each seller of such Registrable Securities and its counsel (excluding any exhibits to such Registration Statement or Prospectus and any filing made under the Exchange Act that is to be incorporated by reference in such Registration Statement or Prospectus);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent that is registered pursuant to a Registration Statement, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement or the Prospectus, and cause Pubco’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representative, Underwriters or financial institutions agree to confidentiality arrangements, in form and substance reasonably satisfactory to Pubco, prior to the release or disclosure of any such information;

3.1.11 obtain a “comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from Pubco’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or a sale by a broker, placement agent or sales agent pursuant to a Registration Statement (subject to such Underwriter or other financial institution facilitating such offering providing such certification or representation as reasonably requested by Pubco’s independent registered public accountants and Pubco’s counsel), in customary form and covering such matters of the type customarily covered by “comfort” letters for a transaction of its type as the managing Underwriter or placement agent or sales agent may reasonably request;

3.1.12 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion and negative assurance letter, dated such date, of counsel representing Pubco for the purposes of such Registration, addressed to the participating Holders, the broker, placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, provided, in each case, that such participating Holders provide such information to such counsel as is customarily required for, or is reasonably requested by such counsel for purposes of, such opinion or negative assurance letter;

3.1.13 in the event of an Underwritten Offering, a Block Trade, or an Other Coordinated Offering, to the extent reasonably requested by the Underwriter, broker, placement agent or sales agent engaged for such offering, allow the Underwriter, broker, placement agent or sales agent to conduct customary “underwriter’s due diligence” with respect to Pubco;

3.1.14 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, enter into and perform its obligations under an underwriting agreement, purchase agreement, sales agreement or placement agreement, in usual and customary form, with the managing Underwriter or broker, sales agent or placement agent of such offering or sale;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of Pubco’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.16 with respect to an Underwritten Offering pursuant to Section 2.1.4 involving gross proceeds in excess of $60,000,000, use its commercially reasonable efforts to make available senior executives of Pubco to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.17 if a Holder (and/or any of their affiliates) seek to effectuate an in-kind distribution of all or part of their Registrable Securities to the Holder’s respective direct or indirect equity holders, Pubco will, subject to any applicable lock-ups or the insider trading policy of Pubco, work with the foregoing Person(s) to facilitate such in-kind distribution in the manner reasonably requested and consistent with Pubco’s obligations under the Securities Act. If any Holder determines to effect an in-kind distribution of its Registrable Securities to its limited partners (an “LP Distribution”), such Holder shall give at least ten but not more than 30 Business Days advance written notice to Pubco (with a copy thereof contemporaneously to any other Holder) (an “LP Distribution Notice”). If a non-initiating Holder also elects to effect such an LP Distribution, it shall notify Pubco and the Demanding Holder thereof within five business days after receipt of such LP Distribution Notice, and it shall be entitled to effect an LP Distribution at the same time as the initiating Holder that will result in such electing Holder distributing to its limited partners a pro rata percentage of its Pubco shares relative to the percentage of Pubco shares distributed to limited partners by the Demanding Holder. For the avoidance of doubt, this Section 3.1.17 shall not apply to an In-Kind Distribution of the Sponsor.

3.1.18 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders participating in such Registration, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, Pubco shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by Pubco. It is acknowledged by the Holders that the participating Holders in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ or agents’ commissions and discounts, brokerage fees, Underwriter marketing costs (pro rata, as nearly as practicable, based on the respective number of Registrable Securities that each Holder is including in the offering) and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. The Holders of Registrable Securities shall provide such information as may reasonably be requested by Pubco, or the managing Underwriter or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments of and supplements to such Registration Statement or Prospectus, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Article II and in connection with Pubco’s obligation to comply with federal and applicable state securities Laws. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide Pubco with its requested Holder Information, Pubco may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if Pubco determines, based on the advice of counsel, that such information is necessary or advisable to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering, Block Trade or Other Coordinated Offering for equity securities of Pubco pursuant to a Registration initiated by Pubco hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any arrangements approved by Pubco and (ii) timely completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from Pubco that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Registration Statement or Prospectus correcting the Misstatement (it being understood that Pubco covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until he, she or it is advised in writing by Pubco that the use of the Registration Statement or Prospectus may be resumed.

3.4.2 If (i) the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require Pubco to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to Pubco for reasons beyond Pubco’s control or (c) in the good faith judgment of the majority of the Board, be seriously detrimental to Pubco, and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, or (ii) the majority of the Board determines to delay the filing or initial effectiveness of, or suspend use of, a Registration Statement and such delay or suspension arises out of, or is a result of, or is related to or is in connection with any statement or communication that relates to changes to historical accounting policies of Company or the SPAC in connection with any order, directive, guideline, comment or recommendation from the Commission with respect to securities issued in, or other matters related to, the SPAC’s initial public offering, then Pubco may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by Pubco to be necessary for such purpose. In the event Pubco exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Registration Statement or Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from Pubco that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.3 Subject to Section 3.4.4, if (i) during the period starting with the date 60 days prior to Pubco’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Pubco-initiated Registration, and provided that Pubco continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration, or (ii) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and Pubco and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, then, in each case, Pubco may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4.

3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by Pubco, in the aggregate, for not more than three (3) times in any 12-months period, and any delay or suspension shall last for no more than 90 consecutive calendar days or more than 120 total calendar days in each case, during any 12-month period.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, Pubco, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect of such filings and file within the applicable grace period) all reports required to be filed by Pubco after the Effective Date pursuant to Section 13(a) or 15(d) of the Exchange Act. Notwithstanding the foregoing, Pubco shall have no obligation to furnish any documents publicly filed or furnished with the Commission and publicly available on EDGAR, which shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. Pubco further covenants that it shall, at all times while it shall be a reporting company under the Exchange Act, take such further action as any Holder may reasonably request, to the extent required from time to time to enable such Holder to sell Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including making available at all time information necessary to enable such Holder to company with Rule 144. Upon the reasonable request of any Holder, Pubco shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 Pubco agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented expenses (including, reasonable and documented out-of-pocket attorneys’ fees and disbursements) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment of or supplement to such Registration Statement, Prospectus or preliminary Prospectus filed pursuant to this Agreement or any omission or alleged omission of a material fact required to be stated in such Registration Statement, Prospectus or preliminary Prospectus or necessary to make the statements in such Registration Statement, Prospectus or preliminary Prospectus not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to Pubco by such Holder expressly for use in such Registration Statement, Prospectus or preliminary Prospectus. Pubco shall agree to customary indemnification of the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement filed pursuant to this Agreement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to Pubco in writing such information and affidavits as Pubco reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify Pubco, its directors and officers and each Person who controls Pubco (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented expenses (including, reasonable and documented out-of-pocket attorneys’ fees and disbursements) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment of or supplement to such Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission of a material fact required to be stated in such Registration Statement, Prospectus or preliminary Prospectus or necessary to make the statements in such Registration Statement, Prospectus or preliminary Prospectus not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use in such Registration Statement, Prospectus or preliminary Prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall agree to customary indemnification of the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of Pubco.

4.1.3 Any Person entitled to indemnification pursuant to this Agreement shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, not to be unreasonably withheld or delayed, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term of such settlement the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. Pubco and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Pubco’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to in this Agreement, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3, any reasonable and documented out-of-pocket legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties to this Agreement agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. All notices, consents, waivers and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) when delivered, if delivered in person; (ii) when sent, if sent by electronic mail or other electronic means (provided that no “bounce back” or similar message is received), (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service; or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, to the applicable party at the following addresses (or at such other address of a party as shall be specified by like notice). Any notice or communication under this Agreement must be addressed, if to the SPAC, to: 382 NE 191st Street, Suite 52895, Miami, FL 33179-3899; if to Pubco, to: 600 Battery Street, San Francisco, CA 94111, Attention: Asheesh Birla (asheesh@evernorth.xyz), with a copy (not to constitute notice) to Davis Polk & Wardwell LLP, 450 Lexington Ave, New York, NY 10017, Attention: Dan Gibbons (dan.gibbons@davispolk.com); Derek Dostal (derek.dostal@davispolk.com); and, if to any Holder, at such Holder’s address or contact information as set forth in Pubco’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties to this Agreement, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third-Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of Pubco under this Agreement may not be assigned or delegated by Pubco in whole or in part.

5.2.2 This Agreement and the rights, duties and obligations of the Holders under this Agreement may not be assigned or delegated by the Holders in whole or in part; provided, however, that, subject to Section 5.2.5, a Holder may assign the rights and obligations of such Holder hereunder relating to particular Registrable Securities in connection with the transfer of such Registrable Securities to a Permitted Transferee of such Holder (it being understood that no such Transfer shall reduce any rights of the Holder with respect to Registrable Securities still held by such Holder).

5.2.3 This Agreement and the provisions of this Agreement shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties to this Agreement, other than as expressly set forth in this Agreement and Section 5.2.

5.2.5 No assignment by any party to this Agreement of such party’s rights, duties and obligations hereunder shall be binding upon or obligate Pubco unless such assignment is permitted under Section 5.2.2 and unless and until Pubco shall have received (i) written notice of such assignment as provided in Section 5.1 and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Pubco, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

5.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

5.5 Jurisdiction. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York (collectively, the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 5.1 of this Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

5.6 Waiver of Jury Trial. EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

5.7 Amendments and Modifications. Upon the written consent of Pubco and the Holders of at least a majority in interest of the aggregate Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment to this Agreement or waiver of this Agreement that adversely affects a Holder, solely in its capacity as a holder of capital stock of Pubco, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or Pubco and any other party to this Agreement or any failure or delay on the part of a Holder or Pubco in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Pubco. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.8 Other Registration Rights. Pubco represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require Pubco to register any securities of Pubco for sale or to include such securities of Pubco in any Registration Statement filed by Pubco for the sale of securities for its own account or for the account of any other Person. Further, Pubco represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions, and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.9 Term. This Agreement shall terminate with respect to any Holder upon the date that such Holder no longer holds any Registrable Securities or, if earlier, upon the seventh anniversary of the date of this Agreement. The provisions of Article IV shall survive any termination.

5.10 Holder Information. Each Holder agrees, if requested in writing, to represent to Pubco within three (3) Business Days the total number of Registrable Securities held by such Holder in order for Pubco to make determinations hereunder.

5.11 Additional Holders; Joinder. Subject to the prior written consent of at least a majority in interest of the aggregate Registrable Securities at the time in question, Pubco may make any Person who becomes a Holder pursuant to Section 5.2 or otherwise acquires Common Stock or rights to acquire Common Stock after the Effective Date a party to this Agreement (each such Person, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached to this Agreement (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Common Stock of Pubco then owned, or underlying any rights or other securities of Pubco then owned, by such Additional Holder (the “Additional Holder Common Stock”) shall be Registrable Securities to the extent provided in this Agreement and such Joinder, and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Common Stock.

5.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable. The validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired nor shall the validity, legality or enforceability of such provision be affected in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5.13 Entire Agreement; Restatement. This Agreement and the documents or instruments referred to in this Agreement, including any exhibits and schedules attached, which exhibits and schedules are incorporated by reference, embody the entire agreement and understanding of the parties in respect of the subject matter contained in this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to in this Agreement or the documents or instruments referred to in this Agreement, which collectively supersede all prior agreements and the understandings among the parties with respect to the subject matter contained in this Agreement. Upon the Closing, the Prior Agreement shall no longer be of any force or effect.

5.14 In-Kind Distribution5.15 . If the Sponsor seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders (an “In-Kind Distribution”), Pubco will use commercially reasonable efforts to work with the Sponsor to facilitate such In-Kind Distribution in the manner reasonably requested. Prior to any In-Kind Distribution, each distributee shall deliver to Pubco a written acknowledgment and agreement in form and substance reasonably satisfactory to Pubco that the distributee will be bound by, and will be a party to, this Agreement; provided, however, that a failure by a distributee to deliver such acknowledgment and agreement shall not render such distribution to such distributee void, but such distributee shall not be entitled to the benefits of this Agreement until such time as such acknowledgment and agreement is delivered. Upon any In-Kind Distribution, in the event of a distribution of all of the Sponsor’s Registrable Securities, the distributees holding Registrable Securities equal to a majority-in-interest of the Registrable Securities then held by the Sponsor at the time of such distribution shall thereafter be entitled to exercise and enforce the rights specifically granted to the Sponsor hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

PUBCO:

EVERNORTH HOLDINGS INC.

By:	/s/ Asheesh Birla
Name: Asheesh Birla
Title: Chief Executive Officer

HOLDERS:

ARRINGTON CAPITAL SPAC I INC.

By:	/s/ Taryn Naidu
Name: Taryn Naidu
Title: Chief Executive Officer

COHEN AND COMPANY CAPITAL MARKETS, A DIVISION OF J.V.B. FINANCIAL GROUP, LLC

By:	/s/ Jerry Serowik
Name: Jerry Serowik
Title: Head of Cohen & Company Capital Markets

NORTHLAND SECURITIES, INC.

By:	/s/ Jeff Peterson
Name: Jeff Peterson
Title: Managing Director

ARRINGTON XRP CAPITAL FUND, LP

By:	/s/ J. Michael Arrington
Name: J. Michael Arrington
Title: Managing member

[Signature Page to Amended & Restated Registration Rights Agreement]

Exhibit A

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of [____] (as the same may hereafter be amended, the “Registration Rights Agreement”), by and among Armada Acquisition Corp. II, a Delaware corporation, Arrington XRP Capital Fund, LP, a Delaware limited partnership, Evernorth Holdings Inc., a Nevada corporation (“Pubco”), Cohen and Company Capital Markets a division of J.V.B. Financial Group, LLC, and Northland Securities, Inc.. Capitalized terms used but not otherwise defined in this Joinder shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to Pubco, and upon acceptance of this Joinder by Pubco upon the execution of a counterpart of this Joinder, the undersigned agrees to become a party to, to be bound by and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement as a Holder, and the Common Stock of Pubco owned, or underlying any rights or other securities of Pubco owned, by the undersigned shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided in the Registration Rights Agreement; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as Holders, and the Common Stock of Pubco owned, or underlying any rights or other securities of Pubco owned, by the undersigned shall not be included as Registrable Securities, for purposes of the Excluded Sections.

For purposes of this Joinder, “Excluded Sections” means [     ].

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 20__.

STOCKHOLDER:

By:
Name:
Title (if applicable):

Address:

Agreed and Accepted as of
____________, 20__

[ ⚫ ]
By:
Name:
Title: